Exhibit 99.1

EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE

August 5, 2019

Investor Contact:

FNK IR

Rob Fink, 646-809-4048

rob@fnkir.com

or

Media Contact:

Sloane & Company

Joe Germani / Kristen Duarte, 212-486-9500

jgermani@sloanepr.com / kduarte@sloanepr.com

ACACIA RESEARCH REPORTS

SECOND QUARTER FINANCIAL RESULTS

Irvine, Calif. - (BUSINESS WIRE) – August 5, 2019 - Acacia Research Corporation(1) ("Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three months ended June 30, 2019.

Statements from Alfred V. Tobia Jr. and Clifford Press

“During the second quarter, we completed the reconstitution of Acacia’s Board of Directors,” commented Al Tobia, Director. “The new Board submitted to our shareholders a comprehensive set of governance reforms to complete the transformation that began at last year’s Annual Shareholder meeting. At this year’s Annual Shareholder meeting on July 15, 2019, Acacia’s shareholders voted to approve these changes.”

“In the course of preparing this initiative, we met with nearly all our large shareholders, soliciting input on the company which shaped Acacia’s strategy and drove the actions of the past year,” Mr. Tobia added. “Our shareholders expressed their view that the IP business is deeply dislocated, offering attractive potential returns for a well-capitalized company with a prudent asset allocation strategy. In response, our new Board of Directors made the strategic decision to invest in Acacia’s IP business and rationalized our cost structure by directing wasteful corporate spending to productive licensing assets. With solid capitalization, significant net operating loss carryforwards, and a highly relevant, commercially-oriented Board that includes investors and professionals with deep IP experience, we believe that Acacia is uniquely positioned to pursue investments that are capable of producing absolute returns over the long-term.”

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Clifford Press, Director, added, “Subsequent to the end of the second quarter, we announced that we had initiated a 5.1% equity position in Immersion Corporation, (NASDAQ: IMMR) a leading developer and licensor of haptics technology with more than 3,600 issued and pending patents. This investment represents the first of a number of opportunities where we have identified value in the public markets and can capitalize on them opportunistically with the capital and skills now represented in Acacia.”

Business Outlook

Mr. Press added, “The existing portfolio of Acacia has a limited number of remaining licenses to be negotiated. As expected, we did not generate significant revenues in the second quarter of 2019. For the full year 2019, we continue to expect gross revenues of approximately $25 million, all from the legacy portfolio.”

Second Quarter Financial Summary:

•	Gross revenues were $5.5 million during the quarter.
•	Revenues, less inventor royalties and contingent legal fees, were $2.5 million, or 45% of second quarter gross revenues.
•	Operating loss was $4.0 million.
•	GAAP net loss was $5.8 million or $0.12 per diluted share.
•	Non-GAAP net loss was $1.8 million or $0.04 per diluted share. See below for information regarding non-GAAP financial measures.

Balance Sheet

•	Cash and short-term investments totaled $164.9 million as of June 30, 2019, as compared to $165.5 million as of December 31, 2018.

Stock Repurchase Authorization

•	On August 5, 2019, Acacia’s Board of Directors approved a buyback of up to $10 million in Acacia common stock over the next twelve months, which could be used, among other purposes, to offset dilution from equity-based incentive grants.

Investor Conference Call:

The Company will host an investor conference call and live webcast to provide a business update on Tuesday, August 6, 2019 at 11 a.m. ET/ 8 a.m. PT. To access the live call, please dial (800) 289-0438 (U.S. and Canada) or (323) 794-2423 (international) and reference conference ID 7450827.

The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://acaciaresearch.com under the events and presentations tab. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

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INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. This earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus unrealized change in fair value of investments, loss on investment, non-cash stock compensation charges and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period. Additional information regarding these non-GAAP measures is available in previously disclosed filings with the Securities and Exchange Commission (“SEC”).

Non-GAAP net income does not reflect realized losses and unrealized changes to the fair value of our investment in Veritone, Inc. We had previously included unrealized changes to the fair value of our investment in Veritone, Inc. in Non-GAAP net income in our previously reported earnings releases. However, given the volatility of Veritone’s market price, we believe excluding our Veritone investment from Non-GAAP net income more accurately reflects our financial performance.

These non-GAAP measures are presented because they are important metrics used by management as a means to assess financial performance.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP and these non-GAAP measures should not be considered alternatives to financial metrics derived in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table below titled “Unaudited Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Loss and EPS (In thousands, except share and per share data)” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.

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ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include: the expectation that Acacia’s investments may produce absolute returns in an increasingly predictable manner over the long-term; the potentially significant optionality that could be provided by Acacia’s investment in Immersion Corporation; and the potential opportunities to consolidate IP related businesses within the public markets. These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur from period to period.

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$63,487	$128,809
Trading securities - debt	90,482	33,642
Trading securities - equity	10,934	3,012
Accounts receivable	15,308	32,884
Prepaid expenses and other current assets	3,289	3,125
Total current assets	183,500	201,472

Investment at fair value	9,070	7,459
Other investments	–	8,195
Patents, net of accumulated amortization	9,534	6,587
Other non-current assets	1,658	236
Total assets	$203,762	$223,949

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,461	$8,347
Royalties and contingent legal fees payable	10,518	22,688
Other current liabilities	35	–
Total current liabilities	20,014	31,035

Other liabilities	2,131	1,674
Total liabilities	22,145	32,709

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	–	–
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 50,132,871 and 49,639,319 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	50	50
Treasury stock, at cost, 2,919,828 shares as of June 30, 2019 and December 31, 2018	(39,272)	(39,272)
Additional paid-in capital	651,688	651,156
Accumulated deficit	(432,682)	(422,541)
Total Acacia Research Corporation stockholders' equity	179,784	189,393

Noncontrolling interests	1,833	1,847

Total stockholders' equity	181,617	191,240

Total liabilities and stockholders' equity	$203,762	$223,949

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$5,458	$6,485	$8,847	$68,578

Portfolio operations:
Inventor royalties	2,622	1,241	3,976	22,985
Contingent legal fees	375	1,037	552	16,796
Patent acquisition expenses	–	–	–	4,000
Litigation and licensing expenses - patents	1,855	2,639	5,656	5,628
Amortization of patents	817	5,278	1,474	10,608
Other portfolio expenses	–	–	650	–
Total portfolio operations	5,669	10,195	12,308	60,017
Net portfolio income (loss)	(211)	(3,710)	(3,461)	8,561

General and administrative expenses	3,810	6,916	7,505	10,217
Impairment of patent-related intangible assets	–	28,210	–	28,210
Operating loss	(4,021)	(38,836)	(10,966)	(29,866)

Other income (expense):
Change in fair value of investment, net	6,981	11,347	13,888	(29,750)
Loss on sale of investment	(1,642)	–	(7,232)	–
Impairment of cost investment	(8,030)	(1,000)	(8,030)	(1,000)
Interest income and other	964	268	2,508	475
Total other income (loss)	(1,727)	10,615	1,134	(30,275)

Loss before provision for income taxes	(5,748)	(28,221)	(9,832)	(60,141)

Provision for income taxes	(9)	(285)	(323)	(476)

Net loss including noncontrolling interests in subsidiaries	(5,757)	(28,506)	(10,155)	(60,617)

Net loss attributable to noncontrolling interests in subsidiaries	–	79	14	152

Net loss attributable to Acacia Research Corporation	$(5,757)	$(28,427)	$(10,141)	$(60,465)

Net loss attributable to common stockholders - basic and diluted	$(5,757)	$(28,427)	$(10,141)	$(60,465)

Basic and diluted net loss per common share	$(0.12)	$(0.57)	$(0.20)	$(1.20)

Weighted average number of shares outstanding - basic and diluted	49,911,545	50,061,812	49,784,419	50,345,808

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ACACIA RESEARCH CORPORATION

UNAUDITED RECONCILIATION OF GAAP NET LOSS AND EPS TO NON-GAAP NET LOSS AND EPS

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(5,757)	$(28,427)	$(10,141)	$(60,465)

Add back:
Change in fair value of investment, net	(6,981)	(11,347)	(13,888)	29,750
Loss on sale of investment	1,642	–	7,232	–
Impairment of cost investment	8,030	1,000	8,030	1,000
Non-cash stock compensation	462	1,206	453	182
Non-cash patent amortization	817	5,278	1,474	10,608
Total non-GAAP adjustments	3,970	(3,863)	3,301	41,540
Non-GAAP net loss	$(1,787)	$(32,290)	$(6,840)	$(18,925)

Pro forma non-GAAP net loss per common share - basic and diluted	$(0.04)	$(0.65)	$(0.14)	$(0.38)
GAAP weighted-average shares - basic and diluted	49,911,545	50,061,812	49,784,419	50,345,808

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ACACIA RESEARCH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss including noncontrolling interests in subsidiaries	$(10,155)	$(60,617)
Adjustments to reconcile net loss including noncontrolling interests in subsidiaries to net cash provided by (used in) operating activities:
Change in fair value of investment, net	(13,888)	29,750
Change in value of cost investment	8,195	1,000
Loss on sale of investment	7,232	–
Depreciation and amortization	1,482	10,627
Non-cash stock compensation	453	182
Income from trading securities	(1,004)	–
Purchases of trading securities	(75,154)	–
Maturities and sales of trading securities	11,396	–
Impairment of patent-related intangible assets	–	28,210
Other	–	(313)
Changes in assets and liabilities:
Accounts receivable	17,576	(934)
Prepaid expenses and other assets	(1,595)	(571)
Accounts payable and accrued expenses	1,606	861
Royalties and contingent legal fees payable	(12,170)	1,436
Net cash provided by (used in) operating activities	(66,026)	9,631

Cash flows from investing activities:
Patent acquisition costs	(4,420)	–
Sale of investment	5,045	–
Investments in Investees	–	(7,000)
Purchases of available-for-sale investments	–	(49,895)
Maturities and sales of available-for-sale investments	–	15,400
Net cash provided by (used in) investing activities	625	(41,495)

Cash flows from financing activities:
Repurchase of common stock	–	(4,634)
Repurchase of restricted common stock	–	(7)
Proceeds from exercise of stock options	79	51
Net cash provided by (used in) financing activities	79	(4,590)

Decrease in cash and cash equivalents	(65,322)	(36,454)

Cash and cash equivalents, beginning	128,809	136,604

Cash and cash equivalents, ending	$63,487	$100,150

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Footnotes:

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

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